FIRST AMENDMENT TO LOAN AGREEMENT

THIS FIRST AMENDMENT TO LOAN AGREEMENT ("Amendment") is made as of November 6, 2020, by and between **SOUTHERN STATES BANCSHARES, INC.**, an Alabama corporation (the "Borrower") and **FIRST HORIZON BANK**, a Tennessee banking corporation (the "Lender"), successor-by-conversion to First Tennessee Bank National Association.

Recitals of Fact

Borrower and Lender previously entered into a Loan Agreement dated August 20, 2019 (the "Existing Loan Agreement"), pursuant to which Lender committed to make revolving loan to Borrower in the amount of Twenty-Five Million Dollars ($25,000,000.00) as more particularly described therein (the "Loan").

Borrower has now requested that Lender extend the Loan and make certain other modifications, and Lender has agreed to do so on the terms and conditions set forth herein, and in an Amended and Restated Revolving Credit Note from Borrower to Lender of even date herewith.

NOW, THEREFORE, incorporating the Recitals of Fact set forth above and in consideration of the mutual agreements herein contained, the parties agree as follows:

AGREEMENTS

1. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Loan Agreement.

2. To induce the Lender to enter into this Amendment, the Borrower does hereby absolutely and unconditionally, certify, represent and warrant to the Lender, and covenant and agree with the Lender, that:

    (a) All representations and warranties made by the Borrower in the Existing Loan Agreement and all documents executed in connection therewith (the "Existing Loan Documents") are true, correct and complete in all material respects as of the date of this Amendment.

    (b) As of the date hereof and with the execution of this Amendment, there are no existing events, circumstances or conditions which constitute, or would, with the giving of notice, lapse of time, or both, constitute Events of Default.

    (c) There are no existing offsets, defenses or counterclaims to the obligations of the Borrower, as set forth in the Existing Loan Documents.

(d) The Borrower has no existing claim for damages against the Lender arising out of or related to the Existing Loan Agreement or any other loans and obligations of the Borrower to the Lender; and, if and to the extent (if any) that the Borrower has any such existing claim, the Borrower does hereby forever release and discharge, in all respects, the Lender with respect to such claim.

(e) The Existing Loan Agreement, as amended by this Amendment, and the other Existing Loan Documents, are valid, genuine, enforceable in accordance with their respective terms, and in full force and effect.

3. Section 1.4(b) of the Existing Loan Agreement is hereby deleted and replaced with the following:

> 1.4 (b) Borrower shall pay to Lender an unused line fee at a rate equal to 0.10% per annum (the "Unused Line Fee"), applied to the amount by which Committed Amount exceeds the average daily principal balance of the outstanding Loan during the immediately preceding calendar quarter (or part thereof) while this Agreement is in effect and for so long thereafter as any of the obligations are outstanding, which fee shall be payable on the last day of each calendar quarter in arrears (each June 30th, September 30th, December 31st, and March 31st).

4. Section 5.13(a) of the Existing Loan Agreement is hereby deleted and replaced with the following:

> 5.13 (a) Bank shall maintain at all times a "Well Capitalized" rating as required by any applicable regulatory authority as such requirement may be revised from time to time. If, during the life of the Loan, the total assets of the Bank exceed Three Billion Dollars ($3,000,000,000.00), then the Borrower shall be added to the foregoing covenant.

5. **Exhibit A** and **Exhibit H** of the Existing Loan Agreement are hereby deleted and replaced with **Exhibit A** and **Exhibit H** attached to this Amendment.

6. The definitions of "Maturity Date" and "Non-Performing Loans" in **Appendix A** of the Existing Loan Agreement are hereby deleted and replaced with the following:

> "Maturity Date" shall mean August 31, 2022.
>
> "Non-Performing Loans" shall mean the sum of (1) all loans classified internally or by a Bank Regulatory Authority as non-accrual plus (2) loans past due by 90 days or more plus (3) loans for which the obligee has reduced the agreed interest rate, reduced the principal or interest obligation, extend the maturity, applied interest payments to reduce principal, capitalized interest, or otherwise renegotiated the terms of the obligation based upon the actual or asserted inability of the obligor(s) of such loans to perform their obligations pursuant to the agreements with the obligee prior to such modification or renegotiation; provided, however, that (a) loans for which the Borrower or the Bank has taken additional collateral satisfactory to it and therefore is prepared to make additional loan advances or any other loans which have been restructured and are performing in a manner satisfactory to the Borrower and (b) any portion of a Non-Performing Loan that is guaranteed by the United States government or an agency thereof in a manner acceptable to Lender shall not be included in the definition of Non-Performing Loans (but any un-guaranteed portion of a Non-Performing Loan covered by item (b) above shall be included as a Non-Performing Loan); provided further, however, that any loan that would otherwise be

classified as a troubled debt restructuring but is not so classified, because of a regulatory exemption from classification as a troubled debt restructuring by a Bank Regulatory Authority or statutory exemption from classification as a troubled debt restructuring by applicable statute, shall not be included in the definition of Non-Performing Loans, so long as (x) such regulatory or statutory exemption remains in place, and (y) such loan continues to meet all qualifications for such regulatory or statutory exemption.

7. This Amendment shall be effective upon the Lender's receipt (and counter-signature where required) of (i) duly executed original counterparts of this Amendment and the Amended and Restated Revolving Credit Note of the Borrower of even date herewith, (ii) resolutions and evidence of good standing with respect to the Borrower and the Bank as the Lender may require, and (iii) a commitment fee equal to Twenty-Five Thousand Dollars ($25,000.00), which the Borrower agrees is fair and reasonable considering the condition of the money market, the creditworthiness of the Borrower, the interest rate to be paid, and the nature of the security of the Loan, and (iv) such other items as Lender may require in connection herewith. Borrower shall pay the reasonable fees and expenses of Lender's counsel in connection herewith.

8. All references in the Existing Loan Agreement and in any other Loan Documents to the Loan Agreement shall, except as the context may otherwise require, be deemed to constitute references to the Loan Agreement as amended hereby.

9. All terms and provisions of the Existing Loan Agreement or any other Loan Document as heretofore amended, which are inconsistent with the provisions of this Amendment are hereby modified and amended to conform hereto; and, as so modified and amended, are hereby ratified, approved and confirmed. Except as otherwise may be expressly provided herein, this Amendment shall become effective as of the date set forth in the initial paragraph hereof.

Signatures follow.

IN WITNESS WHEREOF, the Borrower and the Lender have caused this Agreement to be executed by their respective officers, duly authorized so to do, all as of the day and year first above written.

Borrower:

SOUTHERN STATES BANCSHARES, INC.

By: ______________________
Name: Lynn J. Joyce
Title: SEVP & CFO

Lender:

FIRST HORIZON BANK, a Tennessee banking corporation, successor-by-conversion to First Tennessee Bank National Association

By: ______________________
Name: Taylor Cook
Title: Vice President

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EXHIBIT A
NOTE

[See attached]

EXHIBIT H

COMPLIANCE CERTIFICATE

[Place on Southern States Bancshares, Inc. Letterhead]

[DATE]

____
First Horizon Bank
Correspondent Banking
165 Madison Ave, 11th Floor
Memphis, TN 38103

Re: Compliance Certificate

I, ____________________________, ________________, of Southern States Bancshares, Inc., an Alabama corporation (the "Borrower"), certify to First Horizon Bank, a Tennessee banking corporation (the "Lender") that the attached financial statements for the period ending ______________ _____, 20___, present fairly the financial position and results of operations of the Borrower and its Subsidiaries. The attached statements include all statements required to be delivered as of the date hereof pursuant to the Loan Agreement dated August 20, 2019, between Lender and Borrower, as amended or modified from time to time (the "Loan Agreement"). This certification is provided to Lender under the provisions of Section 5.19 of the Loan Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

[Remainder of Page Intentionally Left Blank]

Loan Agreement Section - Covenant	Covenant	Actual	In Compliance ?
5.13(a) - Capitalization (Bank)	"Well Capitalized"	________	[Yes] [No]
Capitalization (Borrower)*	"Well Capitalized"	________	[Yes] [No]
5.13(b) - Tier 1 Leverage Ratio	not less than 9.00%	________	[Yes] [No]
5.14 - "Adjusted" Texas Ratio	not more than 30%	________	[Yes] [No]
5.15 - Return on Average Assets Adequacy	not less than 0.70%	________	[Yes] [No]
5.17 Loan to Value Ratio	not more than 50%	________	[Yes] [No]

* Borrower only included in Section 5.13(a) covenant if the total assets of Bank exceed $3,000,000,000.00 over the life of the Loan.

By signing below I acknowledge that I have completed the above covenant compliance check, that all calculations were made in accordance with the terms and requirements of the applicable Loan Agreement sections, and that, to the best of my knowledge, except where indicated, the Borrower and its Subsidiaries are in compliance with all of the above covenants and all other affirmative and negative covenants, events of default, and all other terms of the agreements encompassing the Loan Agreement.

SOUTHERN STATES BANCSHARES, INC.

By: ____________________
Name: ____________________
Title: ____________________

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AMENDED AND RESTATED REVOLVING CREDIT NOTE

$25,000,000.00

Memphis, Tennessee
November 6, 2020

ON OR BEFORE August 31, 2022 (the "Maturity Date"), the undersigned, **SOUTHERN STATES BANCSHARES, INC.**, an Alabama corporation ("Maker"), promises to pay to the order of **FIRST HORIZON BANK**, a Tennessee banking corporation, successor-by-conversion to First Tennessee Bank National Association having a place of business in Memphis, Tennessee ("Lender"), the principal sum of TWENTY-FIVE MILLION DOLLARS ($25,000,000.00), value received, together with interest from date until maturity, upon disbursed and unpaid principal balances, at the rate hereinafter specified, said interest being payable quarterly, on the last day of each quarter hereafter, commencing on December 31, 2020 (and each March 31, June 30, September 30, and December 31 thereafter), with the final installment of interest being due and payable concurrently on the same date that the principal balance is due hereunder.

The "Maturity Date" may be extended one or more times pursuant to the provisions of that certain Loan Agreement, dated August 20, 2019, between the Maker and the Lender, as said agreement has been and may be hereafter amended or modified (the "Loan Agreement"); and, if so extended, such extended date shall thereupon constitute the Termination Date. Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Loan Agreement.

The interest rate on the Note is subject to change from time to time based on changes in an independent index (the "Index") which is the LIBOR Rate (as hereinafter defined), adjusted and determined as of the opening of business on the first (1st) day of the month in which this Note is dated (the "Initial Pricing Date") and on the last day of each calendar quarter hereafter (the "Interest Rate Change Date"); provided that if the Index is less than one-half percent (0.50%) per annum, the Index shall be deemed to be one-half percent (0.50%) per annum. The "LIBOR Rate" shall mean the London Interbank Offered Rate of interest for an interest period of three (3) months, as reported in *The Wall Street Journal* published on each Interest Rate Change Date. Each change in the Index (subject to the floor in the Index as herein provided) which results from a change in the LIBOR Rate shall become effective, without notice to the Maker, on each Interest Rate Change Date following any change in the LIBOR Rate; provided, however, that if *The Wall Street Journal* is not published on such date, the LIBOR Rate shall be determined by reference to *The Wall Street Journal* last published immediately preceding such date. The Index is not necessarily the lowest rate charged by the Lender on its loans. The Lender will tell the Maker the current Index rate upon Maker's request. The interest rate change will not occur more often than each Interest Rate Change Date. The Maker understands that the Lender may make loans based on other rates as well. The Index currently is 0.22013 % per annum. The interest rate to be applied to the unpaid principal balance of this Note (the "Contract Rate") will be at a rate of two and 50/100 percent (2.50%) (the "Margin") over the Index (subject to the floor as provided herein), resulting in an initial rate of 3.00 % per annum. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

Notwithstanding the foregoing, if at any time the Lender determines (which

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determination shall be conclusive absent manifest error):

(A) that:

(i) by reason of circumstances affecting the London interbank eurodollar market, the LIBOR Rate cannot be determined, or

(ii) (x) United States dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and interest period set forth above or (y) the LIBOR Rate for such interest period set forth above does not adequately and fairly reflect the cost to Lender of funding such loan and in either event, such circumstances are unlikely to be temporary;

or

(B) that the circumstances set forth in (A) above have not arisen, but the supervisor for the administrator of the LIBOR Rate or a Governmental Authority (hereinafter defined) has made a public statement identifying a specific date after which the LIBOR Rate shall no longer be used for determining interest rates for loans or that the LIBOR Rate is no longer representative or a Change in Law has occurred that makes it unlawful for Lender to maintain a LIBOR Rate or the current interest rate on the Note,

then, in either event, reasonably promptly thereafter the Lender shall notify the Maker of such event and shall designate an alternate rate of interest to the LIBOR Rate (or current interest rate) to be used as the Index that gives due consideration to any evolving or then-existing convention for similar U.S. dollar denominated credit facilities for such alternative benchmarks and adjustments (such rate being referred to as the "Replacement Rate") and the Lender shall promptly provide written notice amending this Note and any other relevant Loan Documents (the "Amendment") to reflect such alternate rate of interest and such other related changes to this Note (including without limitation changes with respect to the applicable Margin) as may be necessary or appropriate in the opinion of the Lender to effect the provisions of this paragraph and to achieve a final all-in interest rate substantially similar as of the Effective Date of the Amendment to that in effect prior to the occurrence of the event set forth above (collectively, "Replacement Rate Conforming Changes"). The Amendment shall become effective upon the date specified in the notice. No replacement of LIBOR (or other rate) with a Replacement Rate pursuant to this paragraph shall occur prior to the effective date for such Amendment.

The Replacement Rate shall specify that in no event shall such Replacement Rate be less than the floor in the Index as provided above. Such Replacement Rate and Replacement Rate Conforming Changes shall be applied in a manner consistent with market practice; provided that, in each case, to the extent such market practice is not administratively feasible for the Lender, such Replacement Rate and Replacement Rate Conforming Changes shall be applied as otherwise reasonably determined by Lender.

"Change in Law" shall mean the adoption of any law, rule, regulation, policy, guideline or directive (whether or not having the force of law) or any change therein or in the interpretation

or application thereof, in all cases by Governmental Authority having jurisdiction over the Lender, in each case after the date hereof.

"Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising regulatory function of or pertaining to government.

The annual interest rate for this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding.

In the event that the foregoing provisions should be construed by a court of competent jurisdiction not to constitute a valid, enforceable designation of a rate of interest or method of determining same, the indebtedness hereby evidenced shall bear interest at the lesser of (a) ten percent (10%) per annum or (b) the maximum effective variable contract rate which may be charged by the Lender under applicable law from time to time in effect (the "Maximum Rate").

Notwithstanding the foregoing, upon the occurrence of an Event of Default (as defined in the Loan Agreement), the Lender, at its option, may charge, and the Maker agrees to pay, interest on disbursed and unpaid principal balances at the default rate (the "Default Rate") per annum equal to the lesser of (a) the Maximum Rate or (b) (i) the Contract Rate plus (ii) four percent (4%).

Any amounts not paid when due hereunder (whether by acceleration or otherwise) shall bear interest after maturity at the Default Rate.

For any payment which is not made within ten (10) days of the due date for such payment, the Maker shall pay a late fee. The late fee shall equal five percent (5%) of the unpaid portion of the past-due payment.

This Note is secured by the Pledge Agreement, as the same may be modified, restated, amended, or extended (the "Security Documents") and may now or hereafter be secured by other mortgages, trust deeds, assignments, security agreements, or other instruments of pledge or hypothecation.

All installments of interest, and the principal hereof, are payable at the office of First Horizon Bank, 165 Madison Avenue, Memphis, Tennessee 38103, or at such other place as the holder may designate in writing, in lawful money of the United States of America, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment.

If the Maker shall fail to make payment of any installment of principal or interest, within ten (10) days of its due date, or upon any default in the terms and provisions of any of the Security Documents, or upon any default in any other mortgage, trust deed, security agreement, or other instrument of pledge or hypothecation which now or hereafter secures the payment of the indebtedness evidenced hereby, or upon the occurrence of any Event of Default under the Loan Agreement, or upon the death or dissolution of the Maker (or if the Maker is a partnership, the death or dissolution of any general partner thereof), or upon any default in the payment or

performance of any other indebtedness, liability or obligation now or hereafter owed by the Maker to the holder hereof, if any such default is not cured within any cure period applicable thereto, then and in any such event, the entire unpaid principal balance of the indebtedness evidenced hereby, together with all interest then accrued, shall, at the absolute option of the holder hereof, at once become due and payable, without demand or notice, the same being expressly waived and Lender may exercise any right, power or remedy permitted by law or equity, or as set forth herein or in the Loan Agreement or any other Loan Document.

If this Note is placed in the hands of an attorney for collection, by suit or otherwise, or to protect the security for its payment, or to enforce its collection, or to represent the rights of the Lender in connection with any loan documentation executed in connection herewith, or to defend successfully against any claim, cause of action or suit brought by the Maker against the Lender, the Maker shall pay on demand all costs of collection and litigation (including court costs), together with a reasonable attorney's fee. These include, but are not limited to, the Lender's reasonable attorney's fees and legal expenses, whether or not there is a lawsuit, including attorney's fees for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction) and appeals.

The Lender and the Maker hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Maker against the other.

To the extent permitted by applicable law, the Lender reserves a right of setoff in all the Maker's accounts with the Lender (whether checking, savings, or some other account). This includes all accounts the Maker may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. The Maker authorizes the Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts, and, at the Lender's option, to administratively freeze all such accounts to allow the Lender to protect the Lender's charge and setoff rights provided in this paragraph.

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each business entity that opens an account. What this means to Maker: When Maker opens an account, the Lender will ask for Federal Tax Identification Number, physical street address, full legal name of the Maker and other information that will allow the Lender to identify Maker. The Lender may also ask Maker to provide copies of certain documents that will aid in confirming this information.

The Maker and any endorsers or guarantors hereof waive protest, demand, presentment, and notice of dishonor, and agree that this Note may be extended, in whole or in part, without limit as to the number of such extensions or the period or periods thereof, without notice to them and without affecting their liability thereon. Maker agrees that borrowers, endorsers, guarantors and sureties may be added or released without notice and without affecting Maker's liability hereunder. The liability of Maker shall not be affected by the failure of Lender to perfect or otherwise obtain or maintain the priority or validity of any security interest in any collateral. The liability of Maker shall be absolute and unconditional and without regard to the liability of any other party hereto.

It is the intention of the Lender and the Maker to comply strictly with applicable usury laws; and, accordingly, in no event and upon no contingency shall the holder hereof ever be entitled to receive, collect, or apply as interest any interest, fees, charges or other payments equivalent to interest, in excess of the maximum effective contract rate which the Lender may lawfully charge under applicable statutes and laws from time to time in effect; and in the event that the holder hereof ever receives, collects, or applies as interest any such excess, such amount which, but for this provision, would be excessive interest, shall be applied to the reduction of the principal amount of the indebtedness hereby evidenced; and if the principal amount of the indebtedness evidenced hereby, all lawful interest thereon and all lawful fees and charges in connection therewith, are paid in full, any remaining excess shall forthwith be paid to the Maker, or other party lawfully entitled thereto. All interest paid or agreed to be paid by the Maker shall, to the maximum extent permitted under applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal so that the interest hereon for such full period shall not exceed the maximum amount permitted by applicable law. Any provision hereof, or of any other agreement between the holder hereof and the Maker, that operates to bind, obligate, or compel the Maker to pay interest in excess of such maximum effective contract rate shall be construed to require the payment of the maximum rate only. The provisions of this paragraph shall be given precedence over any other provision contained herein or in any other agreement between the holder hereof and the Maker that is in conflict with the provisions of this paragraph.

This Note shall be governed and construed according to the statutes and laws of the State of Tennessee from time to time in effect, except to the extent that Section 85 of Title 12 of the United States Code (or other applicable federal statute) may permit the charging of a higher rate of interest than applicable state law, in which event such applicable federal statute, as amended and supplemented from time to time shall govern and control the maximum rate of interest permitted to be charged hereunder; it being intended that, as to the maximum rate of interest which may be charged, received, and collected hereunder, those applicable statutes and laws, whether state or federal, from time to time in effect, which permit the charging of a higher rate of interest, shall govern and control; provided, always, however, that in no event and under no circumstances shall the Maker be liable for the payment of interest in excess of the maximum rate permitted by such applicable law, from time to time in effect.

The principal amount of this Note may be prepaid in whole or in part at any time, and from time to time without penalty or premium, provided, however, that if an Interest Rate Swap has been entered into in connection with this Note, any full or partial prepayments of principal amounts due under this Note may require termination or adjustment of the Interest Rate Swap and may result in a payment due from Maker per the terms and conditions of the Interest Rate Swap.

This Note evidences a revolving line of credit. Advances under this Note may be requested either orally or in writing by the Maker or by an authorized person. The Lender may, but need not, require that all oral requests be confirmed in writing. All communications, instructions, or directions by telephone or otherwise to the Lender are to be directed to the Lender at the Lender's address. The Maker agrees to be liable for all sums either: (a) advanced in accordance with the instructions of an authorized person, or (b) credited to any of the Maker's

accounts with the Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by the Lender's internal records, including daily computer print-outs. The Lender will have no obligation to advance funds under this Note if: (a) the Maker or any guarantor is in default under the terms of this Note or any agreement that the Maker or any guarantor has with the Lender, including any agreement made in connection with the signing of this Note; (b) the Maker or any guarantor ceases doing business or is insolvent; (c) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor's guarantee of this Note or any other loan with the Lender; or (d) the Maker has applied funds provided pursuant to this Note for purposes other than those authorized by the Lender.

Lender is hereby authorized to disclose any financial or other information about Maker to any regulatory body or agency having jurisdiction over Lender and to any present, future or prospective participant or successor in interest in any loan or other financial accommodation made by Lender to Maker. The information provided may include, without limitation, amounts, terms, balances, payment history, return item history and any financial or other information about Maker. However, subject to applicable law, Lender shall use reasonable efforts to protect the confidentiality of the terms and conditions of the Loan in all other respects.

The invalidity or unenforceability of any one or more provisions of this Note shall not render any other provision invalid or unenforceable. In lieu of any invalid or unenforceable provision, there shall be added automatically a valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible.

The covenants, conditions, waivers, releases and agreements contained in this Note shall bind, and the benefits thereof shall inure to, the parties hereto and their respective heirs, executors, administrators, successors and assigns; provided, however, that this Note cannot be assigned by Maker without the prior written consent of Lender, and any such assignment or attempted assignment by Maker without consent shall be void and of no effect with respect to Lender.

Lender may from time to time sell or assign, in whole or in part, or grant participations in, the Loan, this Note and/or the obligations evidenced thereby. The holder of any such sale, assignment or participation, if the applicable agreement between Lender and such holder so provides, shall be: (a) entitled to all of the rights, obligations and benefits of Lender; and (b) deemed to hold and may exercise the rights of setoff or banker's lien with respect to any and all obligations of such holder to Maker, in each case as fully as though Maker were directly indebted to such holder. Lender may in its discretion give notice to Maker of such sale, assignment or participation; however, the failure to give such notice shall not affect any of Lender's or such holder's rights hereunder.

Maker irrevocably appoints each and every member and/or officer of Maker as its attorneys upon whom may be served, by certified mail at the address set forth in the Loan Agreement, or such other address as may be directed by Maker, in writing, any notice, process or pleading in any action or proceeding against it arising out of or in connection with this Note or any other Loan Document; and Maker hereby consents that any action or proceeding against it be commenced and maintained in any state or federal court sitting in Memphis, Shelby County,

Tennessee, by service of process on any such owner, partner and/or officer; and Maker agrees that such courts of the state shall have jurisdiction with respect to the subject matter hereof and the person of Maker and all collateral securing the obligations of Maker. Maker agrees not to assert any defense to any action or proceeding initiated by Lender based upon improper venue or inconvenient forum.

This Amended and Restated Revolving Credit Note amends and restates that certain Revolving Credit Note dated August 20, 2019, in the principal amount of Twenty-Five Million Dollars ($25,000,000.00), executed by the Maker and payable to the order of the Lender (the "Prior Note"). The indebtedness heretofore evidenced by the Prior Note is not discharged or cancelled by the execution hereof. From and after the date hereof, said indebtedness evidenced by the Prior Note shall be evidenced by, and shall be payable in accordance with, the provisions of this Note; and the collateral security which secured the indebtedness heretofore evidenced by the Prior Note shall continue to secure the indebtedness evidenced hereby.

[Signature page follows]

SOUTHERN STATES BANCSHARES, INC.

By: [signature]
Name: Lynn J. Joyce
Title: SEVP & CFO

MAKER

[Signature Page to Amended and Restated Revolving Credit Note]

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SECRETARY'S CERTIFICATE OF
SOUTHERN STATES BANCSHARES, INC.

The undersigned certifies that he/she is the Secretary of Southern States Bancshares, Inc., an Alabama corporation (the "Company"), and, as such Secretary, has access to the records of the Company, and certifies on behalf of the Company, as to the following:

1. Attached hereto as "Exhibit A" is a true and correct copy of the Certificate of Restatement to the Certificate of Incorporation of the Company, with the Amended and Restated Certificate of Incorporation of the Company attached thereto as Appendix A, and all amendments thereto as of this date filed with the Secretary of State of the State of Alabama; except as attached hereto, if any, no action has been taken to amend, modify or repeal such documents; and the same are in full force and effect in the form attached hereto as of the date hereof.

2. Attached hereto as "Exhibit B" is a true and correct copy of the Amended and Restated By-laws of the Company and all amendments thereto as of this date; except as attached hereto, if any, no action has been taken to amend, modify or repeal such documents; and the same are in full force and effect in the form attached hereto as of the date hereof.

3. Attached hereto as "Exhibit C" is a true and correct copy of certain resolutions passed by the Board of Directors of the Company by unanimous written consent, in accordance with applicable law and the Amended and Restated Certificate of Incorporation and the Amended and Restated By-laws of the Company, which resolutions have not been amended, modified, or repealed in any respect, are in full force and effect as of the date hereof, and contain the only resolutions adopted by the Board of Directors of the Company relating to the transactions contemplated therein.

4. Each person whose name is set forth below is the duly elected, qualified and acting officer of the Company, holding the office set forth opposite each name, and the signature appearing opposite the name of each officer is the true and genuine signature of such officer, and each such officer is authorized to sign on behalf of the Company any documents to which the Company is a party.

[Remainder of Page Intentionally Left Blank]

Name	**Office**	**Signature**
Stephen Whatley	Chairman and CEO	
Lynn Joyce	CFO	

IN WITNESS WHEREOF, the undersigned Secretary of the Company has executed this Certificate as of November, 2020.

Sheila Wells, Secretary

EXHIBIT "A"

[Certificate of Restatement to the Certificate of Incorporation and Amended and Restated Certificate of Incorporation – See attached]

EXHIBIT "B"

[Amended and Restated By-laws – See attached]

EXHIBIT "C"

[Resolutions – See attached]

RESOLUTIONS OF THE BOARD OF DIRECTORS OF SOUTHERN STATES BANCSHARES, INC., AN ALABAMA CORPORATION ("COMPANY")

WHEREAS, the Company previously obtained a revolving loan from First Horizon Bank, successor-by-conversion to First Tennessee Bank National Association (the "Lender") in the original principal amount of up to Twenty-Five Million Dollars ($25,000,000.00) (the "Loan"), bearing interest at a variable rate, on terms and conditions mare particularly described in a Loan Agreement dated August 20, 2020, executed by this Company and the Lender (the "Loan Agreement"); and

WHEREAS, as security for the Loan, this Company has pledged all of its capital stock in Southern States Bank ("Bank"), all as more particularly described in a Pledge and Security Agreement dated August 20, 2020 executed by the Company; and

WHEREAS, the Company has asked the Lender to extend the maturity date of the Loan and modify certain provisions of the Loan Agreement, and the Lender is willing to do so on the terms set forth in a First Amendment to Loan Agreement and an Amended and Restated Revolving Credit Note, each of even date herewith (the "Amendment Documents");

NOW, THEREFORE, BE IT RESOLVED, that this Company enter into the Amendment Documents.

BE IT FURTHER RESOLVED, that Stephen W. Whatley and Lynn Joyce, the Chairman and Chief Executive Officer and the Chief Financial Officer, respectively, of the Company, or either of them acting alone be, and they are hereby authorized, empowered, and directed, on behalf of the Company:

(a) To make, execute, and deliver to said Lender the First Amendment to Loan Agreement, such First Amendment to Loan Agreement to contain such terms and provisions as said Lender may require; and

(b) To make, execute and deliver to said Lender the Amended and Restated Revolving Credit Note in the principal amount of Twenty-Five Million Dollars ($25,000,000.00), containing such terms and provisions as said Lender may require.

BE IT FURTHER RESOLVED, that either of said officers be, and he or she is hereby, authorized, empowered and directed, in behalf of the Company, to execute any and all other certificates, amendments, warranties, agreements, stock powers, or other instruments and documents, of any kind or nature, and to take all such other action which, in his or her discretion, may be necessary to consummate said transaction.

I, Sheila Wells, do hereby certify that I am the Secretary of Southern States Bancshares, Inc., a corporation organized and existing under the laws of the State of Alabama, and that as such Secretary I am keeper of its corporate records. I further certify that the above and foregoing is a true, correct, and exact copy of the Resolutions unanimously passed at a special meeting of the Board of Directors, in strict accordance with law and the charter and bylaws of the corporation, at which meeting a quorum was continuously present, and that said Resolutions are now in full force and effect and have been spread upon the minute book of the corporation.

I further certify that Stephen W. Whatley and Lynn Joyce are the Chairman and Chief Executive Officer and Chief Financial Officer, respectively, of the Company.

Dated as of the 21st day of October, 2020.

The Secretary of

Southern States Bancshares, Inc.

CLOSING STATEMENT

LENDER: **FIRST HORIZON BANK**, successor-by-conversion to First Tennessee Bank National Association

BORROWER: **SOUTHERN STATES BANCSHARES, INC.**

LOAN AMOUNT: $25,000,000 Revolving Loan

DATE OF CLOSING: November 6, 2020

Disbursement	**Amount**
1. Baker Donelson (estimated attorneys' fees and expenses)	**$1,549.50***
2. Reimbursement to Baker Donelson for expenses for good standing certificates	**$116.00***
3. First Horizon Bank (commitment fee)	**$25,000.00****
TOTAL DISBURSEMENTS:	**$26,665.50**

*** Borrower to wire to Baker, Donelson per wire instructions attached hereto as Exhibit A.**
**** Borrower to wire to Lender per wire instructions attached hereto as Exhibit A.**

The undersigned agree to and approve the foregoing disbursements.

SOUTHERN STATES BANCSHARES,

By: [signature]
Name: Lynn S. Joyce
Title: SEVP & CFO

FIRST HORIZON BANK

By: [signature]
Name: Taylor Cook
Title: Vice President

EXHIBIT "A" - WIRE INSTRUCTIONS

Baker Donelson (Attorney Fees and Expenses):

Bank Name	First Horizon Bank
Bank ABA	084000026
Account Name	Baker Donelson Bearman Caldwell & Berkowitz, PC
Account Number	9760288
Attention	Jason Strain
Reference	2100000-B12168

First Horizon Bank (Commitment Fee):

Wire to: First Horizon Bank ABA 084000026

Credit: Money Transfer Correspondent Services 114174 6853

FFC: Southern States Bancshares